Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-105862) of Micrel, Inc. 401(k) Plan of our report dated June 26, 2007, with respect to the financial statements of the Micrel, Inc. 401(k) Plan included in this Annual Report on Form 11−K for the year ended December 31, 2006.

/s/ Armanino McKenna LLP

ARMANINO McKENNA LLP

June 25, 2008
San Ramon, California